UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 22, 2005

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 7 —Regulation FD

Item 7.01 Regulation FD Disclosure.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2005, the Board of Directors of Industrial Enterprises of America, Inc. (the “Company”) authorized the payment of a stock dividend to stockholders of record as of the close of business on March 9, 2005. On May 19, 2005, the Company’s stockholders of record as of such date were to receive one share of common stock, par value $.001 per share (the “Power3 Shares”), of Power3 Medical Products, Inc., a New York corporation for every block of ten shares of common stock, par value $.001 per share, of the Company (the “Company Shares”). The Company further announced that it would pay an additional stock dividend of one Power3 Share for each block of ten Company Shares to stockholders of record as of the close of business on May 9, 2005, also payable on May 19, 2005.

Additionally, as previously disclosed on a Current Report on Form 8-K/A filed with the Commission on February 28, 2005, the Power3 Shares held by the Company are not registered under the Securities Act of 1933, as amended (the “Act”), and are therefore restricted securities. The Company’s management has determined that the stock dividend might not be paid on May 19, 2005 as originally intended. The Company intends to pay the dividend of Power3 Shares within ten days following the first to occur of the: (i) receipt by the Company of a no-action letter from the Commission to the effect that the Commission will not take enforcement action if the Company delivers to the Company stockholders the Power3 Shares, or (ii) the availability of an exemption from the registration requirements of the Act. The record dates with respect to the dividend of Power3 Shares will remain March 9, 2005 and May 9, 2005, as originally approved by the Company’s Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

April 22, 2005	By: /s/ John Mazzuto Name: John Mazzuto Title: Chief Financial Officer, Vice Chairman of the Board and Assistant Secretary